SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FINCH THERAPEUTICS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Finch Therapeutics Group, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Friday, June 10, 2022 10:30 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FNCH for more details. You must register to attend the meeting online by 5:00 PM Eastern Time on June 8, 2022 at www.proxydocs.com/FNCH SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/FNCH TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/FNCH If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 27, 2022. Finch Therapeutics Group, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 10, 2022 For Stockholders of record as of April 11, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, including the proxy statement and the annual report to stockholders, and to obtain directions to attend the meeting, go to: www.proxydocs.com/FNCH To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

Finch Therapeutics Group, Inc. Annual Meeting of Stockholders PROPOSAL 1. To elect three Class I directors, each to hold office until the Annual Meeting of Stockholders in 2025. 1.01 Domenic Ferrante 1.02 Nicholas Haft 1.03 Samuel A. Hamood 2. To ratify the selection by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To conduct any other business properly brought before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2